EXHIBIT 10.6
FIRST AMENDMENT TO CREDIT AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated effective as of September 30, 2008, is among CRAFTMADE INTERNATIONAL, INC., a Delaware corporation (“Borrower”), each other Obligor, THE FROST NATIONAL BANK, in its capacity as administrative agent (“Administrative Agent”), and the lenders listed on the signature pages hereof as Lenders (the “Lenders”).
RECITALS:
     Borrower, Administrative Agent and Lenders have previously entered into the Third Amended and Restated Credit Agreement dated as of December 31, 2007 (such agreement, together with all amendments and restatements, the “Credit Agreement”).
     Borrower has requested amendments to certain provisions of the Credit Agreement.
     Administrative Agent and Lenders have agreed to amend the Credit Agreement, subject to the terms of this First Amendment.
AGREEMENT:
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Definitions
     1.1 Definitions. All capitalized terms not otherwise defined herein have the same meaning as in the Credit Agreement.

Amendments to Credit Agreement
     2.1 Amendment to Credit Agreement Section 1.1.
          2.1.1 The definition of “Fixed Charge Coverage Ratio” is deleted in its entirety and the following is substituted in lieu thereof:
“Fixed Charge Coverage Ratio” means, as of the end of any fiscal quarter for Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP and calculated for the four fiscal quarters ending on such date of calculation, the ratio of (a) net income after taxes, plus depreciation, amortization, other non-cash charges and interest expense, plus net cash proceeds received by Borrower from issuances of its capital stock, minus non-cash credits, minus Stock Repurchases, minus Dividends, minus non-financed capital expenditures greater than $500,000 in aggregate amount, in each case for such four fiscal quarter period to (b) interest expense and current portion of long-term Debt, in each case for such four fiscal quarter period
     2.2 Amendment to Credit Agreement Section 6.15. Credit Agreement Section 6.15 is deleted in its entirety and the following is substituted in lieu thereof:
6.15 Dividends and Stock Repurchases. Make or declare and pay any Stock Purchases and Dividends; provided, Borrower may make (a) Stock Purchases in an amount up to 200,000 shares of its capital stock authorized by its Board of Directors as of the Agreement Date, and/or (b) declare and pay Dividends, if (i) the Fixed Charge Coverage Ratio for a fiscal quarter preceding the fiscal quarter in which such proposed Stock Purchase or Dividend will occur exceeds 1.75 to 1.00, and (ii) no Default or Event of Default exists or would result therefrom.
     2.3 Amendment to Compliance Certificate. Exhibit E (Compliance Certificate) is deleted in its entirety and a new Exhibit E, in the form of Exhibit E hereto, is substituted in lieu thereof.

Conditions Precedent
     3.1 Conditions. This First Amendment shall be effective as of September 30, 2008 upon the satisfaction of the following conditions precedent:
          3.1.1 Documents. Administrative Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this First Amendment, and the following shall have occurred, in form and substance satisfactory to Administrative Agent:
          3.1.1.A This First Amendment executed by Borrower, each other Obligor, Administrative Agent and each Lender.
               3.1.1.B Receipt by Administrative Agent of an amendment fee in the amount of $62,500 in immediately available funds, to be shared pro rata among the Lenders based on the respective amounts of their Commitments.
               3.1.1.C Receipt by Administrative Agent of payment of its costs and expenses related to this First Amendment.
               3.1.1.D A certificate of officers of the Borrower acceptable to Administrative Agent certifying as to (A) the incumbency of the officers of the Borrower signing this First Amendment and (B) a copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this First Amendment by Borrower.
               3.1.1.E A certificate of officers of each Obligor (other than Borrower) certifying as to (A) the incumbency of the officers signing this First Amendment and (B) a copy of the resolutions of the appropriate governance board authorizing the execution, delivery and performance of this First Amendment by such Obligor.

               3.1.1.F In form and substance satisfactory to Administrative Agent and Special Counsel, such other documents, instruments and certificates as Administrative Agent may reasonably require.
          3.1.2 No Default. After giving effect to this First Amendment, no Default or Event of Default shall exist.
          3.1.3 Representations and Warranties.
               3.1.3.A All of the representations and warranties contained in Article VII of the Credit Agreement, as amended hereby, and in the other Loan Documents shall be true and correct on and as of the date of this First Amendment with the same force and effect as if such representations and warranties had been made on and as of such date.
               3.1.3.B All of the representations and warranties contained in Article V of this First Amendment shall be true and correct, both before and after giving effect to this First Amendment.
     3.2 Expenses of Administrative Agent. As provided in the Credit Agreement, Borrower shall pay on demand all reasonable costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, and execution of this First Amendment and the other Loan Documents executed pursuant hereto, including without limitation the reasonable fees and expenses of Lender’s legal counsel.

Ratification
     4.1 Ratification. The terms and provisions set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this First Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Obligor agrees that the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or subject shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

Representations and Warranties
     5.1 Representations and Warranties. Each Obligor hereby represents and warrants to Lender that (a) the execution, delivery and performance of this First Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Obligor and will not violate any organizational document of such Obligor, (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and each other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (c) no Default or Event of Default exists, and (d) such Obligor is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or it or its property is subject.

Miscellaneous
     6.1 Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
     6.2 Severability. The provisions of this First Amendment are intended to be severable. If for any reason any provision of this First Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
     6.3 Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this First Amendment by signing any such counterpart.
     6.4 INTEGRATION. THIS FIRST AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     6.5 GOVERNING LAW. THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
The Remainder of This Page Is Intentionally Left Blank.

     Executed as of the date first written above.

BORROWER:	CRAFTMADE INTERNATIONAL, INC.
	By:	/s/ J. Marcus Scrudder
		Name:	J. MARCUS SCRUDDER
Title:

OTHER OBLIGORS: WOODARD—CM, LLC, a Delaware limited liability company
By:	/s/ J. Marcus Scrudder
Name:
Title:

DUROCRAFT INTERNATIONAL, INC., a Texas corporation
By:	/s/ Brad Dale Heimann
Name:
Title:

PRIME HOME IMPRESSIONS, LLC, a North Carolina limited liability company
By:	/s/ Brad Dale Heimann
Name:
Title:

TRADE SOURCE INTERNATIONAL, INC., a Delaware corporation
By:	/s/ Brad Dale Heimann
Name:
Title:

C/D/R INCORPORATED, a Delaware corporation
By:	/s/ John P Garniewski, Jr.
Name:
Title:

DESIGN TRENDS, LLC, a Delaware limited liability company
By:	/s/ Brad Dale Heimann
Name:
Title:

ADMINISTRATIVE AGENT:	THE FROST NATIONAL BANK, as Administrative Agent
	By:	/s/ Julie Glass
Name:
Title:

LENDERS:	THE FROST NATIONAL BANK
	By:	/s/ Julie Glass
Name:
Title:

WHITNEY NATIONAL BANK
By:	/s/ Jonathan Beverly
Name:
Title:

COMMERCE BANK, N.A.
By:	/s/ Joe McCaddon
Name:
Title: